Exhibit 1(b)











                    EMPIRE DISTRICT ELECTRIC TRUST __________

                           TRUST PREFERRED SECURITIES

                          STANDARD PURCHASE PROVISIONS

                                    INCLUDING

                           FORM OF PURCHASE AGREEMENT



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                    EMPIRE DISTRICT ELECTRIC TRUST __________

           STANDARD PURCHASE PROVISIONS -- TRUST PREFERRED SECURITIES

     From time to time, Empire District Electric Trust [ ], a statutory business trust formed under the laws of the State of Delaware (the "Trust"), may enter into purchase agreements that provide for the sale of a designated series of trust preferred securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this "Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     1. Introductory. The Trust and The Empire District Electric Company, a Kansas corporation, as depositor of the Trust and as guarantor (the "Company" and, together with the Trust, the "Issuers") propose that the Trust issue and sell from time to time trust preferred securities registered under the registration statement referred to in Section 3(a), representing beneficial interests in the Trust ("Preferred Securities") guaranteed on a junior subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to be dated as of the Closing Date (as defined below) (the "Guarantee") between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Guarantee Trustee"). The particular terms of the Preferred Securities, including distribution rate, liquidation amount, maturity and redemption provisions will be set forth in the Purchase Agreement. The Trust is to purchase, with the proceeds of the sale of the Preferred Securities and the sale of its common securities (the "Common Securities") to the Company, a series of corresponding junior subordinated debentures (the "Corresponding Debt Securities") of the Company. The Corresponding Debt Securities will be issued under an Indenture, dated as of September 10, 1999 ("Original Indenture"), by and between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture Trustee"), as supplemented and amended, including by a Securities Resolution (as defined in the Indenture) pertaining to the particular series of Corresponding Debt Securities involved in the offering (the Original Indenture as so amended and supplemented, the "Indenture") and will have terms corresponding to the applicable series of Preferred Securities and other terms, with all of such terms being determined at the time of sale and being as set forth in the Securities Resolution relating to such series of Corresponding Debt Securities. The Preferred Securities referred to in Schedule A of the Purchase Agreement are hereinafter referred to as the "Purchased Preferred Securities." The firm or firms, as the case may be, which agree to purchase the Purchased Preferred Securities are hereinafter referred to as the "Purchasers" of such Purchased Preferred Securities. The terms "you" and "your" refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on


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behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be. Purchased Preferred Securities to be purchased by Purchasers are herein referred to as "Purchasers' Preferred Securities."

     2. Sale and Delivery of the Preferred Securities. Subject to the terms and conditions set forth in this Agreement, the Issuers will deliver the Purchasers' Preferred Securities to you for the account of the Purchasers, at the place set forth in the Purchase Agreement against payment of the purchase price therefor by wire transfer or certified or official bank check or checks in immediately available funds or clearing house funds payable to the order of the Trust, all as set forth in the Purchase Agreement, at the time set forth in the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Issuers determine, such time being herein referred to as the "Closing Date." The Trust agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Closing Date, the Purchasers' Preferred Securities so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

     3. Representations and Warranties of the Issuers. Each of the Issuers jointly and severally represents and warrants to each Purchaser that:

          (a) The registration statement referred to in the Purchase Agreement and relating to the Preferred Securities, including a prospectus and all documents incorporated by reference therein, has been filed on Form S-3 with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including the prospectus supplement with respect to the offering of Purchased Preferred Securities referred to in Section 2 (the "Prospectus Supplement") and all prior amendments and supplements thereto (other than supplements and amendments relating to securities that are not Purchased Preferred Securities), including all documents filed as a part thereof or incorporated therein pursuant to Item 12 of Form S-3 (other than the Statements of Eligibility and Qualification of the Trustees (the "Forms T-1")), is hereinafter referred to as the "Registration Statement" and such prospectus, as so amended or supplemented (including all material so incorporated by reference therein) in the form first filed by the Issuers pursuant to Rule 424(b) under the Act is hereinafter referred to as the "Prospectus."

          (b) The Registration Statement and the Prospectus conform in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), the


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     Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the pertinent published rules and regulations ("Rules and Regulations") of the Commission, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information furnished to the Issuers by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to enter into and perform its obligations under this Agreement, the Preferred Securities and the Trust Agreement (as defined below) and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust Agreement (the "Trust Agreement") between the Company and the trustees named therein (the "EDE Trust Trustees" and, together with the Indenture Trustee and the Guarantee Trustees, the "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Prospectus.

     4. Agreements of the Issuers. Each of the Issuers jointly and severally agrees with the several Purchasers that:

          (a) The Issuers will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any Purchased Preferred Securities, and will furnish you a copy thereof prior to the filing thereof with the Commission.


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          (b) The Issuers will furnish to you copies of the registration statement relating to the Preferred Securities as originally filed and all amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission), each related prospectus, the Prospectus, and all amendments and supplements to such documents (except supplements relating to Preferred Securities that are not Purchased Preferred Securities), in each case as soon as available and in such quantities as you reasonably request for the purposes contemplated by the Act.

          (c) If at any time when a prospectus relating to the Purchased Preferred Securities is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Issuers will promptly notify the Purchasers and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or any appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and deliver in connection therewith, such Prospectus or amendments or supplements to the Purchasers in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations; provided that the Issuers shall be so obligated only so long as the Issuers are notified of unsold allotments (failure by the Purchasers to so notify the Issuers cancels the Issuers' obligation under this Section 4(c)); and provided further that any such Prospectus or amendment or supplement required later than nine months from the date hereof shall be furnished at the Purchasers' sole expense.

          (d) The Issuers will cooperate with the Purchasers in taking such action as may be necessary to qualify the Purchased Preferred Securities for offering and sale under the securities laws of any state or jurisdiction of the United States as the Purchasers may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the Purchased Preferred Securities; provided, however, that neither of the Issuers shall be required to qualify as a foreign corporation, or to file a general consent to service of process, in any such state or jurisdiction or to comply with any other requirement deemed by the Issuers to be unduly burdensome.

          (e) The Company will make generally available to its security holders as soon as practicable an earning statement (as contemplated by Rule 158 under the


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     Act) covering a period of twelve months after the effective date of the
     Registration Statement.

          (f) For a period of three years, the Company will furnish to you copies of any report or definitive proxy statement which the Company shall file with the Commission under the Exchange Act, and copies of all reports and communications which shall be sent to stockholders generally, at or about the time such reports and other information are first furnished to stockholders generally.

          (g) The Trust will apply the net proceeds from the offering of the Purchased Preferred Securities as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

          (h) If a public offering of the Purchased Preferred Securities is to be made, neither of the Issuers will offer or sell any of its other securities which are substantially similar to the Purchased Preferred Securities or the Corresponding Debt Securities prior to ten business days after the Closing Date without the consent of the Purchasers.

     5. Expenses. The Issuers and the Purchasers agree as follows:

          (a) The Issuers, jointly and severally, whether or not the transactions contemplated hereunder are consummated, will (except as provided in Section 4(c) hereof) pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses in connection with (i) the preparation and filing of the Registration Statement, Prospectus, Trust Agreement, Guarantee and Indenture and any supplements or amendments thereto; (ii) the preparation, issuance and delivery to the Purchasers of the Purchasers' Preferred Securities and the preparation, issuance and delivery to the Trust of the Corresponding Debt Securities; (iii) the listing of the Purchased Preferred Securities on the New York Stock Exchange; (iv) the reproduction or printing and mailing in reasonable quantities of the Registration Statement, amendments thereto, each preliminary prospectus, the Prospectus and any amendments or supplements thereto, this Agreement, any Blue Sky memoranda and legal investment survey delivered to the Purchasers; (v) reasonable filing fees and expenses (including legal fees and disbursements,


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                                      -6-


     not in excess of $5,000) incurred in connection with the qualification of the Purchased Preferred Securities under the Blue Sky or securities laws of the various states, and the preparation of Blue Sky memoranda and legal investment survey for the offering; (vi) the fees and expenses of the accountants and the counsel for the Issuers; (vii) the fees and expenses of the transfer agent and registrar for the Purchased Preferred Securities;
     (viii) the fees of the Trustees and any agent of the Trustees (including legal fees and disbursements, if any, of counsel to the Trustees); and (ix) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) The Purchasers will pay (i) the fees and disbursements of their respective counsel, except as set forth in Section 5(a) above and (ii) their own out-of-pocket expenditures.

     6. Conditions of the Purchasers' Obligations. The obligations of the Purchasers to purchase and pay for the Purchasers' Preferred Securities shall be subject in their discretion to the accuracy of and compliance in all material respects with the representations and the warranties of the Issuers herein contained as of the date hereof and the Closing Date, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission prior to the Closing Date.

          (b) You shall have received an opinion, dated the Closing Date, of Anderson, Byrd, Richeson, Flaherty & Henrichs, Kansas counsel for the Issuers, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Corresponding Debt Securities and the Guarantee have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and the Guarantee except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iii) Each of the Indenture, the Trust Agreement and the Guarantee has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or


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          other laws relating to or affecting the enforcement of creditors'
          rights or by general principles of equity;

               (iv) The Indenture, the Trust Agreement, the Guarantee and the Corresponding Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (v) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Preferred Securities, the Corresponding Debt Securities, the Common Securities and the Guarantee have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Preferred Securities, the Corresponding Debt Securities, the Common Securities and the Guarantee have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the State of Kansas is legally required for the issuance, sale, delivery and performance of the Purchased Preferred Securities, the Corresponding Debt Securities, the Common Securities and the Guarantee or the execution, delivery and performance by the Issuers of the Securities Resolution or this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state); and

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (c) You shall have received an opinion, dated the Closing Date, of Spencer, Scott & Dwyer, P.C., Missouri counsel for the Issuers, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the States of Arkansas, Missouri and Oklahoma, which are the only jurisdictions (other than Kansas) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Company holds all the valid and subsisting franchises which are necessary to authorize it to carry on the utility businesses in which it is engaged as described in the Prospectus;


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               (iii) This Agreement has been duly authorized, executed and delivered by the Company;

               (iv) Neither the issuance, sale, delivery and performance of the Corresponding Debt Securities or the Guarantee nor the execution, delivery and performance by the Company of this Agreement, the Trust Agreement or the Securities Resolution will conflict with, violate or result in breach of any Missouri law or administrative regulation or any court decree known to such counsel applicable to the Company (it being understood that such counsel need express no opinion as to matters subject to the jurisdiction of the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma, the State Corporation Commission of the State of Kansas or the Arkansas Public Service Commission or as to the securities or Blue Sky law of any jurisdiction), conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; and

               (v) Relying as to materiality to a large extent upon the statements and opinions of representatives of the Issuers, such counsel have no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate and fairly present the information therein shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus by
          Item 103 of Regulation S-K under the Act which are not described as so required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus pursuant to
          Item 11 of Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which are not described and filed as so required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical information contained in the Registration Statement or the Prospectus.

     In rendering such opinion, Spencer, Scott & Dwyer, P.C. may rely, as to the incorporation of the Company and all matters governed by Kansas law, upon the opinion of


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     Anderson, Byrd, Richeson, Flaherty & Henrichs referred to in paragraph (b)
     above and, as to all matters covered thereby, upon the opinion of Brydon, Swearengen & England, Professional Corporation referred to in paragraph (d) below.

          (d) You shall have received an opinion, dated the Closing Date, of Brydon, Swearengen & England, Professional Corporation, special regulatory counsel for the Issuers, to the effect that no approval, authorization, consent or other order of any public board or body in the States of Missouri, Oklahoma or Arkansas is legally required for the issuance, sale, delivery and performance of the Purchased Preferred Securities, the Corresponding Debt Securities, the Common Securities or the Guarantee or the execution, delivery and performance by the Issuers of the Securities Resolution, the Trust Agreement or this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of any jurisdiction).

          (e) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Issuers, to the effect that:

               (i) The Corresponding Debt Securities and the Guarantee have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture and the Guarantee except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (ii) Each of the Indenture, the Trust Agreement and the Guarantee has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iii) The Indenture, the Trust Agreement, the Guarantee and the Corresponding Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Preferred Securities, the Corresponding Debt Securites, the Common Securities and the Guarantee have been obtained, and such counsel knows of


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          no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Forms T-1 of the Trustees, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company; and

               (vii) The statements made in the Prospectus under the caption "United States Taxation," to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate and correct in all material respects and fairly present the information set forth therein.

     In rendering such opinion Cahill Gordon & Reindel may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Missouri, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson, Flaherty & Henrichs; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuers, counsel for the Issuers, representatives of the independent accountants of the Issuers and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Issuers), no facts have come to the attention of such counsel which lead such counsel to believe


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     that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or any such amendments or supplements or the Forms T-1 of the Trustees).

          (f) You shall have received an opinion, dated the Closing Date, of Thompson Coburn LLP, counsel for the Purchasers, to the effect that:

               (i) The Corresponding Debt Securities and the Guarantee have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture and the Guarantee except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (ii) Each of the Indenture, the Trust Agreement and the Guarantee has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iii) The Indenture, the Trust Agreement, the Guarantee and the Corresponding Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Preferred Securities, the Corresponding Debt Securities, the Common Securities, and the Guarantee have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Forms T-1 of the Trustees, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations; and

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

     In rendering such opinion Thompson Coburn LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson, Flaherty & Henrichs; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above. Thompson Coburn LLP need not express any opinion with respect to the matters set forth in paragraphs (i), (ii) and (iv) of the opinion of Spencer, Scott & Dwyer, P.C. referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuers, counsel for the Issuers, representatives of the independent accountants of the Issuers and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and reviewed. Such counsel shall also state that, on the basis of such participation (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Issuers), but without independently verifying, passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto, no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or any such amendments or supplements or the Forms T-1 of the Trustees).

          (g) You shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware Counsel for the Issuers, to the effect that:

               (i) The Trust is a duly formed and validly existing statutory business trust in good standing under the Business Trust Act of the State of Delaware with the business trust power and authority to enter into and perform its obligations under this Agreement and the Trust Agreement, to issue the Purchased Preferred Securities and the Common Securities and to own property and conduct its business as described in the Prospectus;

               (ii) Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary business trust action on the part of the Trust;

               (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and the EDE Trust Trustees, enforceable against the Company and the EDE Trust Trustees, in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization and other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iv) The Common Securities have been duly authorized for issuance by the Trust and upon issuance and delivery by the Trust to the Company against payment therefor as described in the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business Trust Act; provided that such counsel may note that the holders of Common Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement;

               (v) The Purchased Preferred Securities have been duly authorized for issuance by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust; the issuance of the Purchased Preferred Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business

          Trust Act; and the holders of the Purchased Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion as to any holder of a Purchased Preferred Security that is, was or becomes a named Trustee of the Trust. Such counsel may note that the holders of the Purchased Preferred Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement;

               (vi) The issuance and sale by the Trust of the Purchased Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Agreement, the consummation by the Trust of the transactions contemplated therein and the compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or (b) any applicable Delaware law or Delaware administrative regulation;

               (vii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Purchased Preferred Securities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder, except such as have been obtained and such as may be required by the securities laws of the State of Delaware (as to which such counsel need express no opinion); and

               (viii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes and that the holders of the Purchased Preferred Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Corresponding Debt Securities held by the Trust, the holders of the Purchased Preferred Securities (other than those holders of the Purchased Preferred Securities, or persons who are partners or S corporation shareholders for federal income tax purposes in such holders of Purchased Preferred Securities, who reside or are domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph
          (viii), such counsel need express no opinion concerning the securities laws of the State of Delaware).

          (h) You shall have received a letter or letters from the Company's independent accountant(s), dated the Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that:

               (i) In their opinion, the financial statements and schedules examined by them which are included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus (the "Form 10-K") comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

               (ii) On the basis of procedures specified in such letter(s) (but not an examination in accordance with generally accepted auditing standards), including reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, reading the unaudited interim financial statements of the Company incorporated by reference in the Prospectus and the latest available unaudited interim financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that has caused them to believe that (1) any unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations; (2) the latest available financial statements, not incorporated by reference in the Prospectus, have not been prepared on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus; (3) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by them there were any decreases, as compared with the corre-sponding period of the previous year, in operating revenues, operating income, net income or in ratio of earnings to fixed charges; or (4) at a specified date not more than five business days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

               (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

          (i) On the Closing Date there shall have been furnished to you a certificate, dated the Closing Date, from the Issuers, signed on behalf of the Company by the President or the Vice President - Finance and signed on behalf of the Trust by an administrative Trustee, stating in effect that to the best knowledge of the officer and Trustee signing such certificate and except as may be reflected in or contemplated by the Registration Statement or stated in such certificate (i) the representations and warranties of the Issuers contained in Section 3 of this Agreement are correct and the Issuers have complied with all the agreements and satisfied all the conditions to be performed or satisfied on their part at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the signers thereof, are contemplated under the Act; and (iii) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, as supplemented or amended, there has been no material adverse change in the financial position or results of operations of the Issuers.

          (j) Trading in securities on the New York Stock Exchange shall not have been suspended nor shall minimum prices have been established on such Exchange; a banking moratorium shall not have been declared by New York or Missouri or United States authorities; and there shall not have been an outbreak of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States which, in your reasonable judgment, makes it impracticable to proceed with the public offering or the delivery of the Purchasers' Preferred Securities on the terms and in the manner contemplated in the Prospectus.

          (k) If a public offering of the Purchasers' Preferred Securities is to be made, subsequent to the date of this Agreement and prior to the Closing Date, no rating of any of the Company's debt securities by any nationally recognized rating agency shall have been lowered by such agency.

          (l) The representations and warranties of the Issuers herein shall be true and correct in all material respects as of the Closing Date and all agreements herein contained to be performed on the part of the Issuers at or prior to the Closing Date shall have been so performed.

          (m) The Purchased Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (n) You shall have been furnished such additional certificates and other evidence as you or your counsel may reasonably request showing fulfillment of the conditions contained in this Section 6 and existence of the facts to which the representations and warranties contained in Section 3 hereof relate.

     7. Indemnification.

     (a) Each of the Issuers, jointly and severally, will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act against the losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to either of the Issuers by any Pur-chaser specifically for use therein. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Issuers may otherwise have.

     (b) Each Purchaser will indemnify and hold harmless the Issuers, each of their respective directors, each of their respective officers who has signed the Registration Statement, and each person, if any, who controls either of the Issuers within the meaning of the Act, against any losses, claims, damages or liabilities to which either of the Issuers or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to either of the Issuers by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Purchasers may otherwise have.

     In addition to any other information the Purchasers may furnish, the Purchasers hereby furnish to the Issuers specifically for use in the Prospectus the information with respect to the offering of the Purchased Preferred Securities and the Purchasers set forth on the cover page of the Prospectus Supplement and under "Underwriting" or similar caption therein.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and acceptable to the indemnified party (the indemnified party shall not unreasonably reject such counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel representing all indemnified parties shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

     8. Contribution. If recovery is not available under the foregoing indemnification provisions of Section 7 of this Agreement, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Preferred Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Issuers and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose). No Purchaser or any person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchasers' Preferred Securities purchased by such Purchaser, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

     9. Termination.

     (a) This Agreement may be terminated at any time prior to the Closing Date by the Purchasers by written notice to the Issuers, if in the reasonable judgment of the Purchasers it is impracticable to offer for sale or to enforce contracts made by the Purchasers for the resale of the Purchasers' Preferred Securities by reason of (i) the Company sustaining a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the reasonable opinion of the Purchasers, substantially affects the value of the properties of the Company or which materially interferes with the operation of the properties of the Company or which materially interferes with the operation of the business of the Company, (ii) trading in securities on the New York Stock Exchange having been suspended or limited or minimum prices having been established on such Exchange, (iii) a banking moratorium having been declared by the United States, or by New York or Missouri state authorities, or
(iv) an outbreak of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States having occurred.

     (b) If this Agreement shall be terminated pursuant to Section 6 or this
Section 9, or if the purchase of the Purchasers' Preferred Securities by the Purchasers is not consummated because of any refusal, inability or failure on the part of the Issuers to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers shall be unable to perform all the obligations under this Agreement, the Issuers shall not be liable to the Purchasers for damages arising out of the transactions covered by this Agreement, but the Issuers and the Purchasers shall remain liable to the extent provided in Sections 5(a), 7(a) and 8 hereof.

     10. Survival of Indemnities, Representations and Warranties. The respective indemnities and agreements for contribution of the Issuers and the Purchasers and the respective representations and warranties of the Issuers and the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Issuers or the Purchasers or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Purchased Preferred Securities or termination of this Agreement.

     11. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchasers' Preferred Securities hereunder and the aggregate liquidation amount of Purchasers' Preferred Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the liquidation amount of Purchasers' Preferred Securities or less, you may make arrangements satisfactory to the Issuers for the purchase of such Purchasers' Preferred Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting

Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchasers' Preferred Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate liquidation amount of Purchasers' Preferred Securities with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Issuers for the purchase of such Purchasers' Preferred Securities by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchasers' Preferred Securities hereunder, the Issuers may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     12. Parties in Interest. This Agreement shall inure to the benefit of the Issuers, the Purchasers, the officers, directors and partners of such parties, each controlling person referred to in Section 7 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchasers' Preferred Securities from a Purchaser or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Preferred Securities from any Purchaser or any subsequent holder thereof.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

     13. Notices. All communications, terminations and notices hereunder shall be in writing and, if sent to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it by letter to the address set forth for such Purchaser in Schedule A to the Purchase Agreement (or such other place as the Purchaser may specify in writing); if sent to either of the Issuers shall be mailed, delivered or telecopied and confirmed to the Company at 602 Joplin Street, Joplin, Missouri 64801, telecopier no. (417) 625-5153 (Attn: Vice President - Finance) (or such other place as the Company may specify in writing).

     14. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

                    EMPIRE DISTRICT ELECTRIC TRUST __________

                           Form of Purchase Agreement

                           Trust Preferred Securities

              (Guaranteed by The Empire District Electric Company)



                                                               ----------------
                                                                    (Date)


Empire District Electric Trust [               ]
c/o The Empire District Electric Company
602 Joplin Street
Joplin, Missouri  64801

Ladies and Gentlemen:

     We refer to the trust preferred securities of Empire District Electric Trust [ ] (the "Trust") covered by Registration Statement No. 333- , which became effective on _________________ (the "Registration Statement"). On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Trust agrees to sell to the Purchasers, severally, the respective liquidation amounts of the Trust's trust preferred securities referred to below (the "Purchased Preferred Securities") set forth opposite the name of each Purchaser on Schedule A hereto. The Purchased Preferred Securities will be guaranteed on a junior subordinated basis by The Empire District Electric Company (the "Company") to the extent set forth in a guarantee agreement to be dated the Closing Date between the Company and Norwest Bank Minnesota, National Association, as trustee.

     The price at which the Purchased Preferred Securities shall be purchased from the Trust by the Purchasers shall be ______% of their liquidation amount plus accrued distributions, if any, from ____________. The initial public offering price shall be _____% of their liquidation amount plus accrued distributions, if any, from ______________. The Purchased Preferred Securities will be offered as set forth in the Prospectus Supplement relating to such Purchased Preferred Securities.

     The Purchased Preferred Securities will have the following terms:

                  Title:                                      ______________

                  Liquidation Amount at Maturity:             ______________

                  Distribution Rate:                          ___% per annum

                  Distribution Payment Dates:                 ______________

                  Maturity:                                   ______________

                  Redemption Provisions:                      ______________

                  Listing:                                    ______________

                  The "Closing Date" (as
                  defined in Section 2 of the
                  Trust's Standard Purchase
                  Provisions -- Trust
                  Preferred Securities) shall be:             ______________

                  The closing of the
                  purchase and sale of the
                  Purchased Preferred Securities
                  shall take place at:                        ______________

                  The purchase price for the
                  Purchased Preferred Securities
                  shall be paid by:                           ______________

                  The funds used to pay for
                  the Purchased Preferred
                  Securities shall be:                        ______________

                  The Purchased Preferred
                  Securities shall be made
                  available for inspection
                  and packaging at:                           ______________

                  Other:                                      ______________

     Notice to the Purchasers shall be sent to the following address:

     If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with this financing, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

     All of the provisions contained in the document entitled "Empire District Electric Trust [ ], Standard Purchase Provisions--Trust Preferred Securities," a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Trust, the Company and the several Purchasers in accordance with its terms.

                             Very truly yours,


                             [NAME OF PURCHASER]


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:
                                    Acting on behalf of and as Representative(s)
                                    of the several Purchasers named in
                                    Schedule A hereto.*
                                    ----------



The foregoing Purchase
Agreement is hereby confirmed
as of the date first above written

EMPIRE DISTRICT ELECTRIC TRUST [               ]


By:      The Empire District Electric Company,
                as depositor


By: _______________________________
       Name:
       Title:


THE EMPIRE DISTRICT ELECTRIC COMPANY


By: _______________________________
       Name:
       Title:



----------

* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                        SCHEDULE A TO PURCHASE AGREEMENT


                                              Liquidation Amount of
                                                    Purchased
              Address and                  Preferred Securities to Be
Name          Telecopier Number                     Purchased
-----------   -----------------            ---------------------------







                                             -------------
                      Total                  $
                                             =============